                                                EXHIBIT 10.57

                                   2002 COMPENSATION PROGRAM – SIMON TAN

                                                                                          Exhibit 10.57

                                  2002 Compensation Program – Simon Tan
Introduction
The 2002 compensation program will consist of three components:
1.  A base salary payable on a biweekly basis
2.  Long Term Incentive (LTI)
        •  Final payment from the 1997-1999 LTI plan
        •  Participant in the 2000-2002 LTI plan at a target of 60%, payment 2003
        •  Participant in the 2001-2003 LTI plan at a target of 60%, payment 2004
        •  Participant in the 2002-2004 LTI plan at a target of 60%, payment 2005
3.  Stock Options – You will be eligible to receive a grant from the Phoenix Companies, Inc Stock
    Incentive Plan similar to other participants at your level.
4.  An Annual Incentive plan based on predefined goals identified in Exhibit I.

This document is intended to define the Annual Incentive Plan component.

Eligibility
This annual incentive plan is exclusively for Simon Tan.

Performance Period
January, 2002 to December 31, 2002

Annual Incentive Plan
•   ROE for Life and Annuity as defined in Exhibit I will constitute 50% of the incentive based on 2002 results.
•   25% of the incentive component will be measured as follows:
       •  Phoenix Life sales goals will constitute 10 % based on 2002 Life Sales results.
       •  Phoenix Annuity sales goals will constitute 10 % based on 2002 Annuity results.
       •  PFG Life and Annuity sales goals will constitute 5% based on 2002 Life & Annuity results.
•   25% will be based on expense management with the goal to reduce the company's planned controllable expenses.
•   Actual payment will occur in first quarter 2003.

Benefits
Pension SERP benefits will include the annual incentive payment as defined in this program document as eligible earnings. All other benefits will use base salary as eligible earnings.

Termination
In order to receive any payments under this plan you must be an active employee in good standing on the annual incentive payment date.

Death and Disability
If your employment ends as a result of death, disability or retirement, you will receive your annual incentive as follows: your annual incentive will be calculated by prorating the percentage of target earned according to the number of months that you were actively at work. If you leave in the middle of the month, you will receive full credit for that month of service. Any such annual incentive payments will be paid in the first quarter of the subsequent year.

Right to Amend Plan
The company specifically reserves the right to change or terminate the program at any time. No adverse changes will be made retroactively, but will apply subsequently. No incentive payment is deemed to be earned until paid by the company.

Amendments to Plan Due to Organizational Changes
This Incentive Plan may be amended, if necessary, to reflect changes in your organizational roles and responsibilities. Recognition for accomplishments up to the point of organizational change will be given and any changes to the plan will reflect new and/or additional responsibilities. No adverse changes will be made.

                                                                                          Exhibit 10.57

                                                                                                     Exhibit I
                                      2002 Annual Incentive Plan - Simon Tan
                                     Target is 65% of Base Salary = $276,250

--------------------------- ----------------- -----------------------------------------------------------------
        Criteria             Weighting (% of                        Objectives & Thresholds
                               Total Bonus)
--------------------------- ----------------- ------------ ------------ ----------- ------------- ------------
                                                Threshold    T-Minus      Target       T-Plus      T-Superior
Phoenix Life Sales              10%           ------------ ------------ ------------ ------------ ------------
(Annualized premium - new                     $110 million $118 million $126 million $134 million $142 million
business report basis –                       ------------ ------------ ------------ ------------ ------------
excluding PFG; including                           50%          75%         100%         150%         200%
the premium from the                             Credit       Credit       Credit       Credit       Credit
proprietary product from
Clarke Bardes)
--------------------------- ----------------- ------------ ------------ ------------ ------------ ------------
                                              $1.0 billion $1.2 billion $1.4 billion $1.6 billion $1.8 billion
Phoenix Annuity Sales           10%           ------------ ------------ ------------ ------------ ------------
(excludes internal                                 50%          75%         100%         150%         200%
exchange, PFG &                                  Credit       Credit       Credit       Credit       Credit
institutional annuity
sales; includes single
premium variable life)
--------------------------- ----------------- ------------ ------------ ------------ ------------ ------------
PFG Sales                                     $300 million $330 million $360 million $390 million $420 million
(includes PFG annuity                         ------------ ------------ ------------ ------------ ------------
deposits and PFG                  5%
life insurance annualized                          50%          75%         100%         150%         200%
and single premium sales)                        Credit       Credit       Credit       Credit       Credit
--------------------------- ----------------- ------------ ------------ ------------ ------------ ------------
                                                  4.5%         5.0%         5.5%         6.0%         6.5%
Roe after Fit - Cash             50%          ------------ ------------ ------------ ------------ ------------
Operating Income from                              50%          75%         100%         150%         200%
Continuing Operations                            Credit       Credit       Credit       Credit       Credit
Excluding Venture Capital
and PXP (GAAP Management
Report basis)
--------------------------- ----------------- ------------ ------------ ------------ ------------ ------------
                                                 66.2%        65.2%        64.2%        63.2%        62.2%
Expense Management Total         25%          ------------ ------------ ------------ ------------ ------------
Company controllable                               50%          75%         100%         150%         200%
expenses excluding PXP as                        Credit       Credit       Credit       Credit       Credit
a % of Total Company
revenue excluding; PXP,
Participating Life and
Net Investment Income
--------------------------- ----------------- ------------ ------------ ------------ ------------ ------------
•  Potential Award                              $138,125     $207,188     $276,250     $414,375     $552,500
--------------------------- ----------------- ------------ ------------ ------------ ------------ ------------